      Portions of Exhibit 10.2 have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

                             ANADERM RESEARCH CORP.

                  Amended and Restated Stockholders' Agreement
                              dated April 23, 1999

                (in substitution for the Stockholders' Agreement
             dated April 23, 1996, as amended on September 10, 1998)

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS........................................................2

ARTICLE II - CAPITAL CONTRIBUTIONS.............................................5
    2.1.     Capital Contributions.............................................5
    2.2.     Non Disclosure....................................................7

ARTICLE III - APPLICABILITY; RESTRICTIONS ON TRANSFER OF SHARES................7
    3.1.     Amendment and Restatement of Original Stockholders' Agreement.....7
    3.2.     Shares Subject to Agreement.......................................7
    3.3.     General Restriction on Transfer...................................7
    3.4.     Permitted Transfers...............................................8

ARTICLE IV - CORPORATE GOVERNANCE..............................................8
    4.1.     Board of Directors................................................8
    4.2.     Nomination and Election of Directors..............................9
    4.3.     Board of Directors................................................9
    4.4.     Officers of the Company...........................................9
    4.5.     Quorum of the Board..............................................10
    4.6.     Action by the Board of Directors.................................10
    4.7.     Quorum of Stockholders...........................................11
    4.8.     Action by Stockholder............................................11

ARTICLE V - DISPOSITION OF SHARES.............................................12
    5.1.     Right of First Refusal...........................................12
    5.2.     Involuntary Transfers............................................15
    5.3.     Put and Call Rights..............................................16
    5.4.     Fair Value.......................................................18
    5.5.     Tag Along Rights.................................................20
    5.6.     Take Along Right.................................................22
    5.7.     Stock Purchase Assignment........................................23

ARTICLE VI - PREEMPTIVE RIGHTS................................................23
    6.1.     Preemptive Rights................................................23

ARTICLE VII - DEVELOPMENT OF A LEAD COMPOUND..................................24
    7.1.     Pfizer's Right of First Refusal for Initial Development..........24
    7.2.     Pfizer's Right of First Refusal for Further Development..........26
    7.3.     Development by Pfizer............................................26
    7.4.     Development by the Company.......................................28
    7.5.     Analog Manufacture...............................................29
    7.6.     Approval of Analog Production and Screening......................29
    7.7.     Assignment of Analog Rights......................................29

    7.8.     Development of Lead Compound for Different Indications...........29
    7.9.     Request to Cease Lead Compound Development.......................30

ARTICLE VIII - LEGENDING OF SECURITIES........................................30
    8.1.     Legends..........................................................30

ARTICLE IX - TERMINATION AND SURVIVAL OF PROVISIONS...........................31
    9.1.     Termination......................................................31
    9.2.     Survival.........................................................31

ARTICLE X - REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS....................31
    10.1.    Representations and Warranties of Each Stockholder...............31

ARTICLE XI - INSUFFICIENT SURPLUS AND INSOLVENCY..............................33

ARTICLE XII - MISCELLANEOUS...................................................34
    12.1.    Notices..........................................................34
    12.2.    Entire Agreement.................................................37
    12.3.    Governing Law....................................................38

APPENDIX A....................................................................40

              ANADERM RESTATED AND AMENDED STOCKHOLDERS' AGREEMENT

      THIS RESTATED AND AMENDED STOCKHOLDERS'AGREEMENT ("Agreement") is made as of the 23rd day of April 1999, among ANADERM RESEARCH CORP., a Delaware corporation, having its principal place of business at 235 East 42nd Street, New York, New York 10017 (the "Company"), PFIZER INC., a Delaware corporation, having its principal place of business at 235 East 42nd Street, New York, New York 10017 ("Pfizer"), OSI PHARMACEUTICALS, INC., a Delaware corporation, formerly known as Oncogene Science, Inc., having its principal place of business at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553 ("OSI"), NEW YORK UNIVERSITY, a New York corporation, having a principal place of business at 550 First Avenue, New York, New York 10016 ("NYU"), ** , each having a business address at New York University Medical Center, 550 First Avenue, New York, New York 10016 ** collectively referred to herein as the "NYU Faculty Members"). Pfizer, OSI, NYU and the NYU Faculty Members shall collectively be referred to herein as the "Stockholders".

      WHEREAS, the Company was organized to discover, develop and market pharmaceutical products for the prevention or treatment of baldness and wrinkles, and for the control of skin and hair pigmentation; and

----------
** This portion has been redacted pursuant to a request for confidential treatment.

      WHEREAS, the Stockholders entered into a Stockholders' Agreement dated April 23, 1996 as amended by the Amendment to the Stockholders' Agreement dated September 10, 1998 (together the "Original Stockholders' Agreement") which they now wish to be amended and restated by this Agreement;

      WHEREAS, the NYU Faculty Members have exercised their options under the Stock Option Agreement defined in the Original Stockholders' Agreement;

      WHEREAS, the Stockholders have entered into a subscription agreement dated February 27, 1998 (the "Subscription Agreement") which provided for additional Stockholder capital contributions to the Company by certain of the Stockholders in exchange for shares in the Company; and

      WHEREAS, the parties to this Agreement believe it is in their mutual best interest to provide for continuity and harmony in the management and the policies of the Company and therefore the parties hereto wish to amend and restate the Original Stockholders' Agreement as set out below.

      NOW, THEREFORE, in consideration of the agreements and covenants contained herein and for other valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed and covenanted by and among the parties to this Agreement as follows:

                            ARTICLE I - DEFINITIONS

      As used in this Agreement or any of the Schedules or Exhibits hereto, the following terms have the meanings indicated. All capitalized terms used but not defined herein shall have the same meanings ascribed to them, respectively, in the Research Agreements (as defined in this Article 1), as such may be amended from time to time.

      1.1 "Affiliate" means any corporation or other legal entity owning, directly or indirectly, 50% or more of the voting capital shares or similar voting securities of the Company, OSI or Pfizer, or any corporation or other legal entity 50% or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by the Company, OSI or Pfizer. However, a foreign corporation or other legal entity shall be considered an Affiliate of the Company, OSI or Pfizer, if the Company, OSI or Pfizer, respectively, owns the maximum amount of voting securities of such corporation or entity that a U. S. company is permitted to own under the laws of the applicable foreign country and such maximum amount is at least 40%.

      1.2 "Anaderm Royalty" shall have the meaning given to such term in Section
7.3 hereof.

      1.3 "Common Stock" shall mean the common stock of the Company, but unless otherwise indicated, any reference to shares of Common Stock outstanding shall not include shares of Common Stock underlying unexercised options, warrants, rights or convertible securities of the Company (unless such reference states that such amount is determined after giving effect to such exercise or conversion, until such options, warrants or rights have been duly exercised or convertible securities duly converted.).

      1.4 "Drug Product" means a product that contains one or more therapeutically active compounds or that relates to a method of administering or using one or more therapeutically active compounds.

      1.5 "Fair Value" means the price per share of Common Stock determined in accordance with Section 5.4.

      1.6 "Field" means the (a) stimulation or control of hair growth, (b) prevention or reversal of wrinkling of the skin, or (c) alteration of skin or hair pigmentation, in each case in human subjects.

      1.7 "Involuntary Transfer" means any involuntary sale, transfer, encumbrance or other disposition by, or in which, any Stockholder is deprived or divested of any right, title or interest in or to its shares of Common Stock, including, without limitation, any transfer in connection with a divorce, death, bankruptcy (whether voluntary or involuntary), reorganization, insolvency or similar proceeding, distraint, levy, attachment, execution or other involuntary event of any nature whatsoever.

      1.8 "NYU Research Agreement" means the Research and Licensing Agreement dated as of April 23, 1999 among the Company, NYU and Pfizer.

      1.9 "OSI Compound File" means compounds maintained by OSI.

      1.10 "OSI Research Agreement" means the Collaborative Research Agreement dated as of April 23, 1999, among the Company, OSI and Pfizer.

      1.11 "Permitted Transferee" shall have the meaning given to such term in
Section 3.4.

      1.12 "Pfizer Compound File" means the compounds maintained by Pfizer's Central Research Division.

      1.13 "Pfizer Selected Library" means a Selected Library within the Pfizer Compound File.

      1.14 "Research Agreements" means the OSI Research Agreement and the NYU Research Agreement.

      1.15 "Third Party" means a party other than Pfizer, Anaderm, OSI, NYU or an Affiliate of Pfizer, OSI or Anaderm.

      1.16 "Transferred Shares" shall have the meaning set out in Section 5.2.

      1.17 "Valid Claim" shall have the meaning given to such term in either of the Research Agreements, as applicable.

      1.18 For purposes of this Agreement, a Human Therapeutic Product is considered to be "based on" a Lead Compound which is identified by screening a Pfizer Selected Library if the Human Therapeutic Product contains, or relates to a method of administering or using a Lead Compound identified by screening, and is part of, a Pfizer Selected Library or by screening Analogs of a compound from a Pfizer Selected Library.

                       ARTICLE II - CAPITAL CONTRIBUTIONS

      2.1. Capital Contributions.

            (a) As of the date of this Agreement, the capital structure of the Company is:

                                    SHARES OF
                                  COMMON STOCK              OWNERSHIP INTEREST

**                                     **                            **

TOTAL ISSUED SHARES                    **                            **

----------

** This portion has been redacted pursuant to a request for confidential treatment.

            (b) Capital Contribution. In order to provide additional funding for the Company, Pfizer shall have the right (but not the obligation) to subscribe in cash from time to time for additional shares of Common Stock at the price of ** per share, up to a maximum of ** shares of Common Stock and the Company shall issue such additional shares as subscribed by Pfizer. Any share subscription by Pfizer under this section shall not be subject to the provisions of Article 6 herein, which the parties hereto hereby waive on behalf of themselves and their successors and assigns in accordance with this Agreement.

            (c) Other Capital Contributions. In addition to the capital contributions provided for in this section, additional contributions may be made to the capital of the Company in accordance with the General Corporation Law of the State of Delaware, subject to the provisions of Section 6.1 hereof.

            (d) The Pfizer Compound File and Other Support by Pfizer for the Company. To support the Company's research activities and subject as set out below, Pfizer may from time to time at its discretion permit the Company to use certain compounds from the Pfizer Compound File as it exists from time to time, solely for screening purposes in connection with the Research Program provided that the selection of compounds for use in screening satisfies the Company's research goals and is consistent with Pfizer corporate policy. Prior to implementing any screens, the Company will propose screens to Pfizer and Pfizer shall have the right to approve such screens. At any time after Pfizer has made available to the

----------

** This portion has been redacted pursuant to a request for confidential treatment.

Company a compound for screening under this Section 2.1(d), Pfizer may require that the Company immediately return such compound if Pfizer has designated it as a clinical candidate or a backup to a clinical candidate and the Company shall, if requested in writing by Pfizer, forthwith cease all development of such compound and return the same to Pfizer.

            (e) The OSI Compound File. To support the Company's research activities, OSI may from time to time at its discretion permit the Company to use certain compounds from the OSI Compound File as it exists from time to time, solely for screening purposes in connection with the Research Program, provided that the selection of compounds for use in screening satisfies the Company's research goals and is consistent with OSI corporate policy.

      2.2. Non Disclosure. Pfizer shall not be obliged to disclose information relating to a Pfizer compound or Pfizer Selected Library, including but not limited to chemical structures, methods of synthesis, structure-activity relationships, materials and methods for production, recovery and purification.

        ARTICLE III - APPLICABILITY; RESTRICTIONS ON TRANSFER OF SHARES

      3.1. Amendment and Restatement of Original Stockholders' Agreement. Each of the Stockholders hereby acknowledges and agrees that the Original Stockholders' Agreement in its entirety is hereby amended and restated by this Agreement which shall apply in substitution therefor.

      3.2. Shares Subject to Agreement. Each of the Stockholders hereby agrees that all shares of Common Stock held on the date hereof or acquired at any time hereafter by such Stockholder shall be subject to the provisions set forth in this Agreement.

      3.3. General Restriction on Transfer. Each Stockholder hereby agrees not to sell, assign, hypothecate, transfer, pledge, encumber, give away, or otherwise dispose of any shares of Common Stock that such Stockholder holds on the date hereof or acquires at any time hereafter except pursuant to and in compliance with the terms and conditions of this Agreement. The Company hereby agrees that it will not transfer or recognize any transfer of Common Stock except in compliance with the terms of this Agreement. All certificates representing shares of Common Stock of the Company shall be legended in accordance with Article VIII hereof.

      3.4. Permitted Transfers. Notwithstanding any provision to the contrary in this Article III, any Stockholder may, upon prior notice thereof to the Company, transfer title to its shares of Common Stock to (i) a trust established by such Stockholder, if the sole beneficiaries of such trust are the Stockholder, the Stockholder's spouse or the Stockholder's children, (ii) an Affiliate of such Stockholder or, (iii) in the case of any transfer of shares of Common Stock pursuant to Article 5 to Pfizer (each a "Permitted Transferee"), provided that in the case of each of the foregoing, such Permitted Transferee executes an instrument satisfactory to the Company agreeing to be bound by the terms and provisions of this Agreement.

                       ARTICLE IV - CORPORATE GOVERNANCE

      4.1. Board of Directors. In accordance with the By-Laws of the Company and
Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors shall be responsible for the governance of the Company. On the date hereof the Board of Directors consists of ** persons as provided in Section 4.3. At any time after the date hereof, the number of directors may be increased or decreased as provided in the Company By-Laws.

----------

** This portion has been redacted pursuant to a request for confidential treatment.

      4.2. Nomination and Election of Directors. As long as Pfizer owns a majority of the outstanding shares of Common Stock, the Stockholders agree that Pfizer shall have the right to nominate and appoint all members of the Board of Directors save, for so long as OSI remains a Stockholder, one, who shall be nominated by OSI. Pfizer and OSI each hereby agree to vote their respective shares of Common Stock for the election of the nominees of Pfizer and (if applicable) OSI in accordance with this Section 4.2. Should OSI cease to be a Stockholder, it shall promptly obtain the resignation of its nominated director and tender such resignation to the Company.

      4.3. Board of Directors. The Stockholders hereby agree that on the date hereof the Board of Directors of the Company shall consist of the following five persons, each of whom is nominated by the Stockholder set forth opposite such directors name:

      Name of Director                                  Nominated by:
      ----------------                                  -------------

        **                                                **

      4.4. Officers of the Company. The Stockholders acknowledge that the Board of Directors of the Company has elected, in accordance with the By-Laws, the following persons as officers of the Company in the positions set forth opposite their respective names:

      Name                                                Office
      ----                                                ------

        **                                                  **

----------

** This portion has been redacted pursuant to a request for confidential treatment.

      4.5. Quorum of the Board. No action shall be taken at any meeting of the Board of Directors of the Company, unless at least a majority of the entire Board shall be present. For purposes of a quorum, any director may be present at any meeting in person, by means of telephone or similar communications equipment by means of which each person participating in the meeting can hear and speak to each other or, to the extent permitted by applicable law, by proxy.

      4.6. Action by the Board of Directors. If a quorum exists, any action taken by the Board of Directors shall be authorized by the affirmative vote of a majority of those members of Board of Directors present at the meeting; provided, however, that: (a) with respect to action taken by the Board of Directors pursuant to Section 3.3 of the OSI Research Agreement concerning restrictions as to other research conducted by Pfizer in the Field, any such action shall require authorization by all of the members of the Board of Directors, and (b) the affirmative vote of ** members of the Board of Directors is required to take the following actions (unless, in the case of (vii) and (viii) such expenditures are provided for in the annual budget):

                  (i) to authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any equity securities or any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities) save that this sub-paragraph (i) shall not apply to any issue or agreement to issue additional shares of Common Stock to Pfizer under Section 2.1(b) of this Agreement;

----------

** This portion has been redacted pursuant to a request for confidential treatment.

                  (ii) to directly or indirectly redeem, purchase or otherwise acquire, any of the Company's equity securities;

                  (iii) to make any amendments, modifications or changes to the Certificate of Incorporation or By-Laws of the Company, the OSI Research Agreement or the NYU Research Agreement;

                  (iv) to hire, fire and determine the amount of compensation paid to Officers of the Company;

                  (v) to sell, lease or otherwise dispose of more than 25% of the Company's assets in any transaction or series of transactions;

                  (vi) to merge or consolidate with any person or entity;

                  (vii) to create, incur, assume or suffer to exist any indebtedness exceeding in the aggregate $10,000 outstanding at any time other than in the ordinary course of business; or

                  (viii) to make any capital expenditures exceeding $10,000 with respect to any single capital expenditure or $250,000 in the aggregate during any twelve-month period.

      4.7. Quorum of Stockholders. No action shall be taken at any meeting of stockholders of the Company unless at least a majority of the holders of the outstanding shares of Common Stock entitled to vote are present in person or by proxy.

      4.8. Action by Stockholder. If a quorum exists, any corporate action taken at a meeting of the stockholders, except as otherwise set forth herein and except as may be required by law, shall be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders by the holders of shares of Common Stock entitled to vote thereon.

                       ARTICLE V - DISPOSITION OF SHARES

      5.1. Right of First Refusal

            (a) If NYU or any NYU Faculty Member (the "NYU Seller") desires to sell, transfer or otherwise dispose of any or all of his or its shares of Common Stock, such NYU Seller may offer to sell such shares (the "Offered Shares") to an unaffiliated Third Party for all cash payable at the closing of such sale, subject to the Company's rights as hereinafter set forth, or offer to sell such Offered Shares to the Company directly. The NYU Seller shall give written notice thereof (an "Offering Notice") to the Company, with a copy to each of the other Stockholders, which Offering Notice shall state or contain (i) the name of such NYU Stockholder, (ii) the number of Offered Shares, (iii) the name, address and the amount of cash proposed to be paid by a prospective purchaser pursuant to a bona fide offer (the "Offer Price"), if any, and all the other terms and conditions relating to such bona fide offer. The delivery by any NYU Seller of an Offering Notice shall constitute a binding offer by the NYU Seller to sell to the Company, and the Company shall thereupon have the right, but not the obligation, to purchase any or all, of the Offered Shares at the Offer Price (the applicable price being herein referred to as the "Purchase Price"); provided, however, that such Purchase Price shall be paid in accordance with
Section 5.1(g) hereof. Within thirty (30) days after the Company's receipt of the Offering Notice, the Company shall notify the NYU Seller in writing of its acceptance or rejection of the offer to purchase the Offered Shares.

            (b) In the event that the Company elects to purchase all of the Offered Shares, the closing shall take place in accordance with Section 5.1(g) hereof.

            (c) In the event that the Company rejects the offer to purchase the Offered Shares from the NYU Seller or elects to purchase fewer than all of the Offered Shares, the

NYU Seller shall deliver written notice thereof (the "Second Notice") to each of the other Stockholders with a copy to the Company, within ten (10) days after the NYU Seller's receipt of the Company's response to its offer. The Second Notice shall state or contain (i) the number of Offered Shares, (ii) the number of Offered Shares which the Company has agreed to purchase, if any, (iii) the number of Offered Shares available for sale to the other Stockholders, and (iv) the name, address and the Offer Price proposed to be paid by the prospective purchaser. The delivery by any NYU Seller of a Second Notice shall constitute a binding offer by the NYU Seller to sell to the Company and the other Stockholders, and the Company and the other Stockholders shall thereupon have the right, but not the obligation, to purchase in the aggregate, all, but not less than all, of the Offered Shares at the Purchase Price; provided, however that such Purchase Price shall be paid in accordance with Section 5.1(g) hereof.

            (d) Any Stockholder (other than the NYU Seller) electing to purchase Offered Shares shall deliver to the NYU Seller, with a copy to the Company, within twenty (20) days after the Second Notice is sent to the Stockholders (the "Acceptance Period"), a notice (an "Acceptance Notice") of such Stockholder's election stating the maximum number of Offered Shares which such Stockholder desires to purchase (such Stockholder's "Elected Share Number"). The giving of such Acceptance Notice shall irrevocably commit the Stockholder giving such notice (an "Electing Stockholder") to purchase the Elected Share Number (or any lesser number thereof as may be determined as hereinafter provided).

            (e) In the event the Company, together with the Electing Stockholders, have not elected to purchase, in the aggregate, all of the Offered Shares, then the NYU Seller may sell the Offered Shares to the prospective purchaser at the Offer Price for cash consideration payable at closing and on the other terms and conditions specified in the Offering Notice, and such sale shall take place within sixty (60) days after the expiration of the Acceptance Period; provided, however that such prospective purchaser shall execute an instrument satisfactory to the Company agreeing to be bound by the terms and provisions of this Agreement (including this Article 5). References herein to Stockholders and to shares of Common Stock held or owned by any Stockholder shall be deemed to include any such prospective purchaser that purchases Common Stock hereunder and such shares held or owned by such prospective purchaser, respectively. If such sale has not taken place within sixty (60) days following the expiration of the Acceptance Period, all the provisions contained in this Agreement shall again be in effect with respect to such Offered Shares.

            (f) If all of the Offered Shares offered to the Stockholders have been fully subscribed for by the Company and the Electing Stockholders pursuant to Section 5.1(e), then the Company shall send to the NYU Seller, within five days after the expiration of the Acceptance Period, a written notice to such effect and shall include in such notice the name of each Electing Stockholder, the number of such Offered Shares allocated to such Electing Stockholder and the Company for purchase and the closing date of the purchase and sale of the Offered Shares. In the event the Offered Shares available to the Electing Stockholders are oversubscribed for, the number of Offered Shares each Electing Stockholder shall be allocated shall be determined pro rata based on the percentage that each Electing Stockholder's shares of Common Stock bears to the total outstanding shares of Common Stock.

            (g) In the event that the Company and/or the Electing Stockholders, as the case may be, elect to purchase all of the Offered Shares under this
Section 5.1, the closing of the purchase and sale of the Offered Shares shall take place at the principal executive offices of the Company within thirty (30) days following the date the notice to such effect is given by the Company to the NYU Seller pursuant to Sections 5.1(a), 5.1(c) or 5.1(f) (whichever is applicable), or at such other place, on such other date, or both, as the NYU Seller, the Company and the Electing Stockholders, as applicable, may agree upon in writing. The Purchase Price payable by the Electing Stockholders and/or the Company hereunder shall be paid either (i) in full by cash or certified check at the closing of such purchase, or (ii) one-third of the Purchase Price shall be paid in cash or by certified check at the closing; and the balance of the Offer Price shall be payable on the first and second anniversaries of such closing in two equal annual installments, together with interest from the closing calculated on the amount of such installment at the prime rate, as in effect from time to time during the period prior to the payment of such installment, as published by Citibank N.A.

      5.2. Involuntary Transfers

      If any Involuntary Transfer of Common Stock takes place, the following procedures shall apply:

            (a) Any Stockholder deprived or divested of any shares of Common Stock by Involuntary Transfer (the "Transferor") shall promptly give written notice thereof in reasonable detail to the Company. Any person or entity that takes or proposes to take any ownership interest in such shares of Common Stock (the "Transferred Shares") as a result of such Involuntary Transfer (the "Transferee") shall hold such interest subject to the rights of the Company as set forth in Section 5.2(b).

            (b) For a period of 180 days following the earlier to occur of receipt of the notice referred to in Section 5.2(a) or discovery of any Involuntary Transfer, the Company may purchase the Transferred Shares in accordance with Section 5.2(c), subject to the terms set forth herein. If the Company elects to purchase the Transferred Shares, the Company shall notify the Transferee of its rights hereunder and specify the number of Transferred Shares to be purchased.

            (c) The closing for any sale of Transferred Shares to the Company shall take place at the Company's principal executive office not later than sixty (60) days after the Transferee receives the notice referred to in Section 5.2(b) or 14 days after the determination of Fair Value, whichever is later. The purchase price payable by the Company for any Transferred Shares purchased hereunder shall be the Fair Value of such Transferred Shares.

            (d) In the event that the Company does not purchase all or any of the Transferred Shares pursuant to Section 5.2, the Transferee shall take and hold all rights and interests in any Transferred Shares that are not so purchased subject to the terms of this Agreement.

      5.3. Put and Call Rights

            (a) On the terms and subject to the conditions set forth in Section 5.3, from the date of this Agreement until December 31, 1999, any of OSI, NYU and each of the NYU Faculty Members separately may require the Company or Pfizer to purchase all but not less than all of the shares of Common Stock held by each such Stockholder at the price set forth immediately below which is based on the formula attached hereto as Appendix A and agreed to by all of the Stockholders (the "Fixed Put Right"). The formula attached hereto as Appendix A was negotiated among OSI, Pfizer and the Company and thus it and the resulting Fixed Put Right Prices do not necessarily reflect the fair market value of the Company or the Common Stock as they might be determined pursuant to Section 5.4 or otherwise. Upon the exercise of the Fixed Put Right by each of OSI, NYU and/or each of the NYU Faculty, each exercising

Stockholder agrees to acknowledge in writing that it has been provided access to and has obtained all of the information that it has requested from Pfizer and the Company in connection with its negotiation of such formula and the resulting Fixed Put Right Prices.

                             Fixed Put Right Prices

                         **                      **

            (b) On the terms and subject to the conditions set forth in Section 5.3, at any time subsequent to April 23, 2000, any of OSI, NYU and each of the NYU Faculty Members may require the Company or Pfizer to purchase all but not less than all of the shares of Common Stock held by each such Stockholder at a price equal to the Fair Value of such shares (the "Put Right"), subject to the limitations set forth in Section 11.1.

            (c) On the terms and subject to the conditions set forth in this
Section 5.3, at any time subsequent to April 23, 2002, the Company, or Pfizer, as the case may be, may require OSI, NYU or any NYU Faculty Member to sell to the Company all but not less than all of the shares of Common Stock held by such Stockholder at a price equal to the Fair Value of such shares (the "Call Right").

            (d) Any of OSI, NYU or any NYU Faculty Member may exercise the Fixed Put Right or the Put Right, as the case may be, by delivering to the Company, or Pfizer, as the case may be, with a copy to Pfizer, (if applicable), written notice setting forth the number of shares of Common Stock held by such Stockholder. The Company may exercise the Call Right with respect to OSI, NYU or any NYU Faculty Member by delivering to such Stockholder written notice setting forth the terms of the proposed purchase of Common Stock.

----------

** This portion has been redacted pursuant to a request for confidential treatment.

            (e) Unless otherwise agreed to by the Company, or Pfizer, as the case may be, and the selling Stockholder(s), the closing of any purchase of Common Stock pursuant to the exercise of any Fixed Put Right, Put Right or any Call Right hereunder shall take place at the principal executive offices of the Company within sixty (60) days after the delivery of the notice referred to in
Section 5.3(d) or, where applicable, 14 days after determination of Fair Value, whichever is later. With respect to the Put Right or Call Right, the Company or Pfizer, as the case may be, shall pay the Fair Value of such shares either (i) in full by cash or certified check at the closing, or (ii) one-third of the total amount due shall be paid in cash or by certified check at the closing, and the balance of the amount due shall be payable on the first and second anniversaries of such closing in two equal installments, together with interest on the amount of such installments from the date of closing calculated at the prime rate, as in effect from time to time during the period prior to the payment of such installment, as published by Citibank, N.A. If the Company or Pfizer elects to pay in installments under (ii) herein, the Company or Pfizer, as the case may be, shall execute a promissory note for the benefit of the Stockholders exercising their put and call rights concerning the first and second anniversary payments. In the case of an exercise of any Fixed Put Right, the Company or Pfizer (if applicable), shall pay the applicable price of such shares set forth in Section 5.3(a) in full by cash or certified check at the closing.

      5.4. Fair Value

            Fair Value shall be calculated as follows:

            (a) During a 15 day period following the date on which a Put or Call Right is exercised under Section 5.3, the party or parties exercising such option ("Exerciser) (or its or their personal representative) and the Board of Directors of the Company and/or the receiving party of the exercise notice, as the case may require, shall each submit to the other party or parties a proposal as to the fair market value of each share of Common Stock. If the differential between the highest proposal and the lowest proposal is not more than 10%, then the Fair Value shall be equal to the average of such proposals; or

            (b) In the event that the differential between the highest and lowest proposals under clause (a) above is more than 10% or if only one or no proposal is submitted under clause (a) above, then within ten business days after the submission of such proposals, the Board of Directors shall select and retain a qualified independent appraiser of closely held businesses (the "Appraiser). If the Exerciser, or, if the Exerciser is the Company, the receiving party does not submit written notice contesting the selection of the qualified independent appraiser within ten business days of being so informed of such selection, then the Board of Director's selection shall be final. If the Exerciser or, if the Exerciser is the Company, the receiving party timely submits such notice, then the Board of Directors shall request the American Arbitration Association in the City of New York to appoint promptly the Appraiser. The Exerciser(s) (or his or their personal representative), on the one hand, and the Board of Directors of the Company and/or the receiving party or parties of the exercise notice, as the case may require, on the other hand, shall each submit to the Appraiser such party's respective proposal as to the Fair Value (which proposal shall be the same proposal, if any, submitted under clause (a) above), together with such supporting data as such party deems relevant. The Appraiser shall then conduct its own evaluation of such opinions and such data, and shall conduct such independent procedures and investigation as the Appraiser shall deem necessary in order to form an opinion as to the fair market value of each share of Common Stock. In determining fair market value, the Appraiser shall assume that (i) the Company is sold as a going concern in an organized auction, (ii) there is no discount for minority ownership, and (iii) there is a market for shares of the Company. The Appraiser shall within 30 days of receipt of the relevant parties' proposals, determine the Fair Value, which shall be within the range proposed by the Exerciser and the Board of Directors and/or receiving party. The Appraiser shall forthwith upon determination of Fair Value, give written notice of its determination to the Exerciser (or its personal representative), the receiving party and the Company. Unless the Board of Directors of the Company otherwise decides, the fees and expenses of the Appraiser shall be paid equally by the Exerciser (or its personal representative) and the Company.

            (c) If Fair Value is being calculated on Transferred Shares pursuant to an involuntary transfer under Section 5.2, the 15-day period referred to in
(a) above starts on the day after the Company gives notice to the Transferee of its intention to purchase such Transferred Shares. The Transferee shall act as the Exerciser and submit a Fair Value proposal.

      5.5. Tag Along Rights

            (a) In the event that one or more Stockholders propose to sell or otherwise dispose of shares representing more than fifty percent of the outstanding shares of Common Stock then outstanding (the "Majority Stockholders") in one or a series of transactions to any Third Party (other than a Permitted Transferee), such Majority Stockholders shall not consummate or enter into any agreement to consummate such sale unless such Third Party purchaser offers to purchase from each other Stockholder the number of shares of such other Stockholder's Common Stock as determined in accordance with Section 5.5(b) at the same price and on the same other terms as such purchaser offered to purchase such shares from the

Majority Stockholders ("Tag Along Rights"). Any Stockholder proposing to sell or otherwise dispose of its Common Stock to a Third Party purchaser pursuant to
Section 5.5 shall agree, and be able, to transfer to such purchaser good and marketable title to the shares that such Stockholder proposes to sell, free and clear of all liens, claims and encumbrances.

            (b) The maximum number of shares of Common Stock that any Stockholder may require any Third Party to purchase pursuant to Section 5.5(a) shall be the total number of shares of Common Stock owned by each such Stockholder multiplied by the percentage that the total number of shares of Common Stock to be purchased by the Third Party bears to the total number of outstanding shares of Common Stock.

            (c) Prior to any sale under Section 5.5(a), the Majority Stockholders shall notify the Company and each of the other Stockholders in writing of such proposed sale, setting forth (i) the number of shares of Common Stock that such Stockholder proposes to sell, (ii) the name and address of the Third Party purchaser; and (iii) the amount of consideration (including the value of any non-cash consideration) offered by the Third Party purchaser. Within ten (10) days after receiving the foregoing notice, any Stockholder may elect to exercise its Tag Along Rights by delivering written notice to the Majority Stockholders of such Stockholder's election to sell the shares of Common Stock offered for sale pursuant to Section 5.5. If none of the Stockholders so notifies the Majority Stockholders within the foregoing ten (10) day period, then the Majority Stockholders shall have the right to effect the proposed sale of such shares for a period of sixty (60) days thereafter on substantially the same terms and conditions as such shares were offered to the other Stockholders.

            5.6. Take Along Right

            (a) If Pfizer, and for so long as OSI's percentage ownership of Common Stock outstanding is greater than ten percent, OSI (the "Control Group") approve any sale of the Company by merger, consolidation, sale of the Company's assets, sale of Common Stock or otherwise, to any person other than a member of the Control Group or an Affiliate of a member of the Control Group, each of the other Stockholders hereby agree to consent to, vote for and raise no objections against, such sale. If such sale is structured as a sale of all of the outstanding Common Stock, each other Stockholder hereby agrees to sell all of its shares of Common Stock on the terms approved by the Control Group and to take all reasonable actions requested by the Control Group or the purchaser in connection with the consummation of any such sale ("Take Along Right"). As consideration for the sale of such Stockholders' shares of Common Stock, each Stockholder will receive for each share of Common Stock cash and the fair market value of any non-cash consideration in the same amount as the Control Group receives for the sale of each share of Common Stock.

            (b) If the closing of any sale of Common Stock pursuant to Section 5.6(a) has not been effected within 180 days after the Control Group first approves of such sale, the obligation of any Stockholder to participate in such sale shall terminate and the provisions of Section 5.6 shall be reinstated.

            (c) Nothing contained in Section 5.6 shall obligate the Control Group to consummate any sale or the Company hereunder, and the Control Group may abandon any such sale at any time. If any such proposed sale is abandoned, the Control Group shall promptly send written notice thereof to each of the other Stockholders.

      5.7. Stock Purchase Assignment.

            Any right or obligation of the Company under Article 5 of this Agreement to purchase Common Stock of a Stockholder may be assigned by the Company to Pfizer. Pfizer shall not be under any legal obligation to accept such assignment unless it so agrees in writing.

                         ARTICLE VI - PREEMPTIVE RIGHTS

      6.1. Preemptive Rights.

            (a) Except as permitted by Section 2.1(b) herein, after the date hereof, the Company shall not issue any additional shares of Common Stock ("New Shares") to any person or entity (the "New Stockholder") unless the Company grants to all Stockholders the right to subscribe for and purchase the same aggregate number of additional shares of Common Stock (the "Preemptive Shares") as the number of New Shares, at the same price and upon the same terms as the New Shares are being offered. The Company shall determine the number of Preemptive Shares to be offered to each Stockholder by multiplying the total number of Preemptive Shares by the percentage that each such Stockholder's shares of Common Stock bears to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Shares and Preemptive Shares hereunder. Notwithstanding the foregoing, there shall be no preemptive rights by reason of any underwritten public offering.

            (b) Prior to the issuance of any New Shares pursuant to Section 6.1, the Company shall give each Stockholder written notice setting forth the terms upon which such Stockholder may purchase Preemptive Shares hereunder.

            (c) After receiving the notice described in Section 6.1(b), any Stockholder may exercise its preemptive rights hereunder by replying in writing within twenty (20) days after the date of such notice that such Stockholder agrees to purchase the Preemptive Shares offered pursuant to Section 6.1. Each Stockholder may exercise preemptive rights with respect to all, but not less than all, of the Preemptive Shares that such Stockholder has the right to purchase pursuant to Section 6. 1.

            (d) If any Stockholder fails to reply in accordance with Section 6.1(c), the Company shall have ninety (90) days thereafter to consummate the sale of Common Stock to a New Stockholder pursuant to Section 6. 1. If the Company has not consummated such sale within such ninety (90) day period, the Company may not sell shares of common stock subsequently to any New Stockholder without first offering the Stockholders preemptive rights with respect to such shares in the manner provided for in Section 6.1.

            (e) If the offering price for any New Shares consists of any consideration other than cash, then the price at which the Stockholders shall be offered preemptive rights hereunder with respect to any Preemptive Shares shall be determined by an independent appraiser selected by the Company. Any Stockholder purchasing Preemptive Shares hereunder shall pay the purchase price therefor to the Company in cash; provided, however, that after obtaining the consent of the Board of Directors of the Company, OSI may give consideration other than cash if the value of such non-cash consideration is determined by such independent appraiser to be at least equal to the amount of consideration proposed to be paid by the New Stockholder for the New Shares hereunder.

                  ARTICLE VII - DEVELOPMENT OF A LEAD COMPOUND

      7.1. Pfizer's Right of First Refusal for Initial Development.

            (a) If the Company makes a preliminary assessment that any compound that was invented, or for which a New Use was invented, by any person in the course of such person's participation in the Research Program is or may be effective in treating any indication in the Field or the Dermatology Indications, such compound shall be considered a Lead Compound and the Company shall promptly present such compound or New Use to Pfizer. Within sixty (60) days of such presentation, Pfizer may notify the Company in writing of Pfizer's election to
(i) make an additional capital contribution to the Company to enable the Company to further develop such Lead Compound or New Use, or (ii) negotiate the terms pursuant to which Pfizer may collaborate with the Company in the development of such Lead Compound or New Use, or acquire all of the Company's rights and interests in such Lead Compound or New Use. Any rights acquired by Pfizer from the Company hereunder with respect to any Lead Compound are subject to the royalty fees payable to OSI and NYU under the Research Agreements and the royalty fees payable to the Company under Section 7.3 hereof.

            (b) If Pfizer makes any additional capital contribution to the Company pursuant to Section 7.1(a)(i), any additional shares of Common Stock issued in exchange therefor are subject to the preemptive rights provisions of
Section 6.1.

            (c) If Pfizer elects not to exercise its right of first refusal pursuant to Section 7.1(a), or if Pfizer fails to pursue diligently the development of any Lead Compound or New Use with respect to which it has obtained rights under Section 7.1(a)(ii), which determination shall be made by the Board of Directors of the Company, then the Company may further develop and market such Lead Compound or New Use independently, or the Company may enter into licensing, joint venture or other arrangements with third parties to facilitate such development.

      7.2. Pfizer's Right of First Refusal for Further Development.

            (a) If any Lead Compound or New Use developed by the Company with respect to which Pfizer has made a capital contribution pursuant to Section 7.1(a)(i) reaches the stage where the Company has decided to submit an application to the Food and Drug Administration for designation of such Lead Compound or New Use as an Investigational New Drug, or to pursue clinical testing of such Lead Compound or New Use in humans, the Company shall present such Lead Compound or New Use to Pfizer. Within sixty (60) days of such presentation, Pfizer shall notify the Company in writing if Pfizer elects to negotiate the terms under which it may acquire the Company's rights and interest in such Lead Compound or New Use. Any such rights acquired by Pfizer are subject to the royalty fees payable to OSI and NYU under the Research Agreements and the royalty fees payable to the Company under Article 7.3 hereof.

            (b) If Pfizer elects not to exercise its right of first refusal pursuant to Section 7.2(a), then the Company may further develop and market such Lead Compound or New Use independently, or by entering into licensing, joint venture or other arrangements with third parties to facilitate such development.

      7.3. Development by Pfizer.

            (a) If Pfizer acquires rights in any Lead Compound pursuant to
Section 7.1 or 7.2 hereof, Pfizer shall pay to the Company a royalty equal to:
(i) ** of the Net Sales of any Human Therapeutic Product based on such Lead Compound; or (ii) ** of the Net Sales of any Human Therapeutic Product where the Lead Compound has been identified by screening

----------

** This portion has been redacted pursuant to a request for confidential treatment.

and is part of a Pfizer Selected Library or by screening of Analogs of a compound from a Pfizer Selected Library (the "Anaderm Royalty".) The Anaderm Royalty shall be in addition to, and not in lieu of, any royalties or other payments that may be due to NYU or OSI under the Research Agreements. The Anaderm Royalty shall be paid to the Company, notwithstanding the termination provisions of Article 9 of this Agreement, for a period of ten years beginning with the first commercial sale of such Human Therapeutic Product in any country, unless at the end of such ten year period there exists in that country a Valid Claim of an issued patent to such Human Therapeutic Product, a compound or composition contained therein, a method or process employed in making such Human Therapeutic Product, or a method of use for which such Human Therapeutic Product is being marketed in that country, in which case Pfizer shall continue to pay the Anaderm Royalty to the Company on Net Sales of such Human Therapeutic Compound in such country during the period in which such Valid Claim exists in that country.

            (b) If Pfizer decides to negotiate an agreement with a Third Party pursuant to which Pfizer would grant such Third Party a license under Pfizer's rights in any Lead Compound or Human Therapeutic Product, which rights Pfizer acquired from the Company pursuant to its Rights of First Refusal under Section
7.1 or 7.2 hereof, and Pfizer determines that payment of the Anaderm Royalty would render the proposed licensing arrangement commercially unfeasible to Pfizer, then Pfizer may negotiate with the Company in good faith to determine the amount of royalties or other compensation that the Company will receive in lieu of the Anaderm Royalty from such arrangement.

      7.4. Development by the Company.

            (a) Subject to the provisions of section 7.4 (b) and 7.4(c) below, in the event that Pfizer elects not to exercise its Rights of First Refusal with respect to any Lead Compound or New Use pursuant to Section 7.1 or 7.2 hereof and the Company decides to license such Lead Compound or New Use to a Third Party, any payments received in connection with such license arrangement, less any associated expenses, shall be paid as follows: ** to the Company, ** to OSI under the OSI Research Agreement, ** to NYU under the NYU Research Agreement, and ** to Pfizer.

            (b) Notwithstanding the provisions of Section 7.4(a) above, and subject to the provisions of Section 7.4(c) below, in cases where the Lead Compound or New Use that is licensed to a Third Party was identified (i) by screening a Pfizer Selected Library and the Lead Compound is part of the Pfizer Selected Library or the New Use is based on a Lead Compound that is part of the Pfizer Selected Library, or (ii) by screening Analogs of a compound from a Pfizer Selected Library, any payments received in connection with such license arrangement, less any associated expenses, shall be paid as follows: ** to the Company, ** to OSI; ** to NYU; and ** to Pfizer.

            (c) Notwithstanding the provisions of Sections 7.4(a) and (b) above, no royalties shall be owed to NYU under this Section 7.4 unless NYU or any of the NYU Principal Investigators or other employees or students of NYU participating in the Research Program pursuant to the NYU Research Agreement has made an Inventive Contribution during the course of participating in

----------

** This portion has been redacted pursuant to a request for confidential treatment.

the Research Program with respect to the Lead Compound or New Use licensed to the Third Party. **

      7.5. Analog Manufacture. The Company may make or have made Analogs of compounds provided to it in a Pfizer Scientific Library or as part of the Pfizer Compound File, and, as between Pfizer and the Company, the Company shall own all such Analogs not already owned by Pfizer. The Company shall make all such Analogs and mixtures of such Analogs available to Pfizer for screening and analoging.

      7.6. Approval of Analog Production and Screening. Pfizer shall have the right to approve the choice of any Third Party selected by the Company to produce and screen Analogs of Pfizer compounds. No Third Parties shall be allowed to screen OSI Compounds or Analogs of OSI Compounds without the prior written consent of OSI.

      7.7. Assignment of Analog Rights. If Pfizer elects to develop and market a Human Therapeutic Product outside the Field that contains an Analog of a Pfizer compound that was made by or on behalf of the Company pursuant to Section 7.5 of this Agreement, and is not contained in a Human Therapeutic Product that is being marketed by the Company or a Third Party licensee of the Company, the Company shall assign its rights in such Analog to Pfizer for royalties and/or other compensation negotiated in good faith.

      7.8. Development of Lead Compound for Different Indications. If Pfizer and the Company express interest in developing the same Lead Compound for different indications, Pfizer shall have the right, subject to certain restrictions referred to in Section 7.9 of this

----------

** This portion has been redacted pursuant to a request for confidential treatment.

Agreement, to request in writing that the Company cease all development of said Lead Compound, and the Company shall forthwith comply with such written request.

      7.9. Request to Cease Lead Compound Development. The right of Pfizer to request that the Company cease development of any Lead Compound will terminate three (3) months after the date on which Pfizer is informed, pursuant to Section 7.2(a) of the Agreement, of the Company's decision to apply to the FDA for designation of said Lead Compound as an Investigational New Drug.

                     ARTICLE VIII - LEGENDING OF SECURITIES

      8.1. Legends. Each certificate representing shares of Common Stock issued after the date hereof shall bear a legend in substantially the form set forth below:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RESTATED AND AMENDED STOCKHOLDERS AGREEMENT, DATED APRIL 23, 1999, AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT. SUCH AGREEMENT ALSO CONTAINS PROVISIONS RELATING TO THE COMPOSITION OF THE BOARD OF DIRECTORS OF THE COMPANY AND THE EXERCISE OF VOTING RIGHTS OF THE HOLDERS OF THE SECURITIES REPRESENTED HEREBY."

              ARTICLE IX - TERMINATION AND SURVIVAL OF PROVISIONS

      9.1. Termination.

            This Agreement shall terminate (a) as to any party when such party ceases to be a Stockholder, or (b) upon the earlier to occur of (i) the date upon which the parties then bound by this Agreement consent in writing to terminate this Agreement; (ii) the date as of which there remains only one Stockholder of the Company; and (iii) the dissolution or liquidation of the Company.

      9.2. Survival.

            Notwithstanding the termination of the Agreement under 9.1, the royalty provisions, if applicable, contained in Article 7 and Sections 2.1(d), 2.1(e) and 2.2 herein, shall survive with respect to any and all parties terminated.

           ARTICLE X - REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

      10.1. Representations and Warranties of Each Stockholder.

            Each Stockholder represents and warrants to the other parties, solely with respect to itself, that:

            (a) If such Stockholder is a corporation, partnership or trust, (i) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) such party has all requisite corporate, partnership or trust power and authority to execute, deliver and perform this Agreement; and (iii) such party has taken all corporate, partnership or trust action required to duly authorize such execution, delivery and performance.

            (b) If such Stockholder is a natural person, he or she has full legal capacity, right, power and authority to execute, deliver and perform this Agreement.

            (c) This Agreement has been duly executed and delivered by such Stockholder and constitutes a binding obligation of such Stockholder enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally, or by principles governing the availability of equitable remedies.

            (d) Neither the execution, delivery or performance by such Stockholder of this Agreement, nor the consummation by such Stockholder of the transactions contemplated hereby, does or will (with the giving of notice or the passage of time or both) conflict in any material respect with, or constitute a material default under, (i) if such party is a corporation, partnership or other entity, the Certificate of Incorporation, Bylaws, partnership agreement or other organizational or governing documents of such party, (ii) any judgment to or by which such party is or may be subject, bound or affected, or (iii) any applicable law or obligation to which such Stockholder is bound.

            (e) No judgment has been issued, and no action or proceeding has been instituted or, to the knowledge of such Stockholder, threatened, against or otherwise involving such Stockholder, (i) to set aside or modify any authorization of the execution, delivery and performance by such Stockholder of this Agreement, (ii) to enjoin or prevent the execution, delivery or performance by such Stockholder of this Agreement, or (iii) seeking damages in connection with the execution, delivery or performance by such Stockholder of this Agreement.

                ARTICLE XI - INSUFFICIENT SURPLUS AND INSOLVENCY

       11.1 Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to purchase, redeem, receive, take or otherwise acquire shares of Common Stock of a selling Stockholder if the capital of the Company is impaired or would become impaired thereby. If the Company's capital is or would become impaired by purchasing the Common Stock of the selling Stockholder, the Company shall notify all of the Stockholders in writing of such impairment, and indicate that the Company is precluded from making such purchase. Upon receiving such notices, the Company's remaining Stockholders shall be deemed to have been offered the shares of the selling Stockholder on the same terms as such shares would have been offered to the Company. The Company shall determine the number of shares deemed to have been offered to each Stockholder by multiplying the total number of shares by the percentage that each such remaining Stockholder's shares of Common Stock bears to the total number of shares of Common Stock held by the non-selling Stockholders at the date of the notice. The price of which such Stockholders would pay for such shares shall be Fair Value in the case of a sale or transfer pursuant to Section
5.2 or 5.3, or, in the case of a sale pursuant to Section 5.1, the purchase price provided for in such section. Any Stockholder may purchase such shares by paying the purchase price therefor within sixty (60) days after delivery of the notice from the Company ("Closing"). The purchasing Stockholder shall pay the Fair Value of such shares or purchase price referred to in Section 5.1 either
(i) in full by cash or certified check at the Closing, or (ii) one-third of the total amount due shall be paid in cash or certified check at the Closing, and the balance of the amount due shall be payable on the first and second anniversaries of such closing in two equal installments, together with interest on the amount of such installments from the date of Closing calculated at the prime rate, as in effect from time to time during the period prior to the payment of such installment, as published by Citibank, N.A. The selling Stockholder shall retain all right, title and interest in and to any shares of Common Stock that are not purchased by the other Stockholders.

                          ARTICLE XII - MISCELLANEOUS

      12.1. Notices. All notices, requests, consents, demands, elections and other communications required or permitted hereunder shall be in writing and shall be given to the intended recipient at the following address:

            if to the Company:

                  Anaderm Research Corp.
                  235 East 42nd Street
                  New York, NY 10017-5755
                  Att:   **
                  Tel: 212-573-3770
                  Fax: 212-808-6495

            with copies to:

                  Pfizer Inc.
                  235 East 42nd Street
                  New York, NY 10017-5755
                  Att: Office of General Counsel
                  Tel: 212-573-3637
                  Fax: 212-573-1445

                  Squadron, Ellenoff, Plesent & Sheinfeld
                  551 Fifth Avenue
                  New York, NY 10176
                  Att: Joel I. Papernik, Esq.
                  Tel: 212-476-8364
                  Fax: 212-697-6686

----------

** This portion has been redacted pursuant to a request for confidential treatment.

            If to Pfizer:

                  Pfizer Inc.
                  235 East 42nd Street
                  New York, NY 10017-5755
                  Att: Office of General Counsel
                  Tel: 212-573-3637
                  Fax: 212-573-1445

            If to OSI:

                  OSI Pharmaceuticals, Inc.
                  106 Charles Lindbergh Blvd.
                  Uniondale, NY 11553
                  Att: Gary E. Frashier
                  Tel: 516-222-0023
                  Fax: 516-745-6429

            If to NYU:

                  NYU Medical Center
                  550 First Avenue
                  New York, NY 10016
                  Att:   **
                  Tel: 212-263-8191
                  Fax: 212-263-8189

            with a copy to:

                    **
                  NYU Medical Center
                  550 First Avenue, MSB 153
                  New York, NY 10016
                  Tel: 212-263-7921
                  Fax: 212-545-8846

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**    This portion has been redacted pursuant to a request for confidential treatment.

            If to ** :

                    **
                  c/o NYU Medical Center
                  550 First Avenue
                  New York, NY 10016
                  Tel: 212-263-8191
                  Fax: 212-263-8189

            If to ** :

                    **
                  c/o NYU Medical Center
                  550 First Avenue
                  New York, NY 10016
                  Tel: 212-263-8191
                  Fax: 212-263-8189

            If to ** :

                    **
                  c/o NYU Medical Center
                  550 First Avenue
                  New York, NY 10016
                  Tel: 212-263-8191
                  Fax: 212-263-8189

            If to ** :

                    **
                  c/o NYU Medical Center
                  550 First Avenue
                  New York, NY 10016
                  Tel: 212-263-8191
                  Fax: 212-263-8189

      Any such notice, request, consent, demand, election or other communication shall be deemed to have been duly given if personally delivered or sent by registered or certified mail,

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**    This portion has been redacted pursuant to a request for confidential treatment.

return receipt requested, by Federal Express, Express Mail or similar overnight delivery service or by telegram, telex or facsimile transmission confirmed by letter, and will be deemed given, unless earlier received (i) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (ii) if sent by overnight delivery service for next business day delivery, the next business day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (iii) if sent by telegram or telex or facsimile transmission, on the date sent, provided confirmatory notice is sent by any other method specified in clause (i), (ii) or (iv); and (iv) if delivered by hand, on the date of delivery.

      12.2. Entire Agreement. This Agreement, together with the Appendices hereto and the Research Agreements, constitute the entire understanding among the parties hereto relating to the subject matter hereof. This Agreement may not be amended except by a writing signed by all parties hereto. No discharge, or waiver, in whole or in part, of any of its provisions shall be valid, unless in writing, signed by the party against whom the same is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their legal successors, the latter being deemed to include, without limitation, all executors, administrators, receivers, committees, other personal representatives, transferees of interest pursuant hereto, and all other legal successors, and shall, in addition, be binding upon all persons who, whether in breach of this Agreement or otherwise, have or claim an interest in the shares of the Company or are in possession of a certificate representing shares in the Company, or any other evidence of an interest in the shares of the Company.

      12.3. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to its conflict of law provisions.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                  ANADERM RESEARCH CORP.


                                  By: /s/
                                      ------------------------------------------
                                      Name:    **
                                      Title: President and CEO

                                  PFIZER INC.


                                  By: /s/
                                      ------------------------------------------
                                      Name:  Paul S. Miller
                                      Title: Executive Vice President
                                             And General Counsel

                                  OSI PHARMACEUTICALS, INC.


                                  By: /s/
                                      ------------------------------------------
                                      Name:  Colin Goddard, Ph.D.
                                      Title: President and CEO

                                  NEW YORK UNIVERSITY


                                  By: /s/
                                      ------------------------------------------
                                      Name:    **
                                      Title:   **


                                  ----------------------------------------------
                                    **


                                  ----------------------------------------------
                                    **


                                  ----------------------------------------------
                                    **


                                  ----------------------------------------------
                                    **

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      treatment.

                                   APPENDIX A

      As used in Section 5.3(a) of the Agreement, the formula to calculate the Fixed Put Right for each Stockholder is ** through and including April 23, 1999.

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**    This portion has been redacted pursuant to a request for confidential treatment.